UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 10, 2012

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 10, 2012, we entered into a Third Amendment to Credit Agreement (the “Amendment”) amending the Credit Agreement dated as of October 15, 2010 by and among us, as borrower, our domestic subsidiaries party thereto, as guarantors, and Wells Fargo Bank, N.A., as administrative agent for several lending banks and other financial institutions (as amended by that certain First Amendment to Credit Agreement dated as of November 10, 2011 and by that certain Second Amendment to Credit Agreement dated as of December 15, 2011, the “Credit Agreement”). Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (formerly known as Banc of America Securities LLC) acted as joint lead arrangers for the Amendment.

The Amendment increases the aggregate committed amount available to us under our revolving loan facility by $175 million from $250 million to $425 million.

The Amendment also increases the aggregate committed amount available to us under our letter of credit subfacility by $175 million from $200 million to $375 million.

Additionally, the Amendment increases our ability to repurchase shares of our stock such that we are permitted to repurchase up to an aggregate of $100 million of shares during the term of the Credit Agreement and permits us to make up to $100 million of dividends to our stockholders during the term of the Credit Agreement, in either case in our discretion and subject to our compliance with certain financial covenants as described in the Amendment.

Under the Amendment, we also retain the ability to further increase the size of the revolving loan facility by up to an additional $100 million, including a proportional increase in the letter of credit subfacility. This increase assumes that we will find a willing lender for such incremental amounts.

The foregoing description of the Amendment is qualified in its entirety by reference to the full and complete terms of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amendment to Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: April 10, 2012

	By:	/s/ Alan Edrick
Alan Edrick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement.